EXHIBIT 23.3

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Penn Engineering & Manufacturing Corp. on Form S-8 of our report dated January 29, 1997, appearing in the Annual Report on Form 10-K of Penn Engineering & Manufacturing Corp. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 15, 1999